SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 1994

SCI Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware                           0-2251                63-0583436
(State or other jurisdiction     (Commission File        (IRS Employer
of incorporation)                   Number)             Identification No.)

c/o SCI Systems (Alabama). Inc.
    2101 West Clinton Avenue
    Huntsville, Alabama                                  35805
(Address of principal executive offices)                (Zip Code)

(302) 998-0592
(Registrant's telephone number, including area code)


	       Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

Company management believes that the Company's operating results have been negatively impacted by certain of its non-core businesses. As a result, management has developed a plan that involves the discontinuance of certain of those non-core businesses with the objective of future profit margin improvement. The financial impact of the plan will be integrated into the Company's March 1994 quarterly results which will be released with customary timing.
The impact could result in a net loss for the March 1994 quarter in the range of twenty cents per share.

The Company believes that its overall business posture is strong, with March quarter ending backlog of ongoing business at peak levels and in a growth trend. June quarter sales are expected to be well above the revenue plateau of recent quarters.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SCI SYSTEMS, INC.



Date:  April 18, 1994                          By: Olin B.King /s/
						    Olin B. King
						    Chairman of the Board and
						    Chief Executive Officer